SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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AETRIUM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTRODUCTION
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OUTSTANDING SHARES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER BENEFITS
INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER BUSINESS
MISCELLANEOUS
Appendix A
Appendix B

AETRIUM INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2004

     The 2004 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m., local time, on May 19, 2004, for the following purposes:

1.	To elect five (5) persons to serve as directors until the next Annual Meeting or until their respective successors are elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting.

     The record date for determining the shareholders who are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof, is the close of business on March 31, 2004.

     You are cordially invited to attend the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please be sure you are represented at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed within the United States.

By Order of the Board of Directors
/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

April 6, 2004
North St. Paul, Minnesota

AETRIUM INCORPORATED
2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2004

INTRODUCTION

     The 2004 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109, beginning at 4:00 p.m., local time, on May 19, 2004.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. We will pay the costs related to soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

     Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting either by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy is used;

•	submitting a duly executed proxy with a later date to our Secretary; or

•	appearing at the Annual Meeting and voting his or her stock in person.

     Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders, but lack any such specification, will be voted in favor of the nominees for directors listed in this Proxy Statement. Abstention from the proposal set forth in the Notice of Meeting is treated as a vote against such proposal. Broker non-votes on such proposal (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposal.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.

     We expect that this Proxy Statement and the proxy card will be first mailed to shareholders on or about April 6, 2004.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share the same address. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Investor Relations Department, Aetrium Incorporated, 2350 Helen Street, North St. Paul, Minnesota 55109, telephone: (651) 770-2000. Any shareholder who wants to receive separate copies of our Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact us at the above address and phone number.

OUTSTANDING SHARES

     Only record holders of our common stock at the close of business on March 31, 2004 will be entitled to vote at the Annual Meeting. On March 31, 2004, we had 9,534,919 outstanding shares of common stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares (4,767,460 shares) entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of common stock are not entitled to cumulate voting rights.

ELECTION OF DIRECTORS

Nomination

     Our Bylaws provide that the number of directors to constitute our board of directors will be at least one or such other number as may be determined by our board or our shareholders. At our 2003 Annual Meeting, five directors were elected. Our board has unanimously recommended and determined to nominate the same five directors to be elected at the 2004 Annual Meeting. The process used to nominate these directors is discussed below under the caption “Additional Information About the Board and Its Committees—Board Member Nomination Process.” Directors elected at the 2004 Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

     All of the nominees for directors are currently members of our board and have consented to serve as a director, if elected. The election of each director requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of our outstanding shares is represented either in person or by proxy at the Annual Meeting. Our board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. Our board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting our board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by our board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy card. Alternatively, the proxies may, at our board’s discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. Our board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

     The following table sets forth certain information as of March 1, 2004, which has been furnished to us by the persons who have been nominated by our board to serve as directors for the ensuing year.

			Director
Nominees for Election	Age	Principal Occupation	Since
Joseph C. Levesque	59	Chairman of the Board, President and Chief Executive Officer of Aetrium Incorporated	1986
Darnell L. Boehm	55	Principal of Darnell L. Boehm & Associates	1986
Terrence W. Glarner	60	President of West Concord Ventures, Inc.	1990
Andrew J. Greenshields	66	President of Pathfinder Venture Capital Funds	1986
Douglas L. Hemer	57	Chief Administrative Officer and Secretary of Aetrium Incorporated	1986

Other Information About Nominees

     Joseph C. Levesque has served as our President, Chief Executive Officer and Chairman of our board since 1986. From 1973 to 1986, Mr. Levesque served in various capacities and most recently as Executive Vice President of Micro Component Technology, Inc., a manufacturer of integrated circuit testers and test handlers.

     Darnell L. Boehm served as our Chief Financial Officer and Secretary from 1986 until May 2000, and has served as one of our directors since 1986. From December 1994 until July 1995, Mr. Boehm had also assumed executive management responsibilities for our Poway, California operations. Mr. Boehm is currently the principal of Darnell L. Boehm & Associates, a management consulting firm. Mr. Boehm is also a director of Rochester Medical Corporation, a publicly held company, and Versa Companies, a privately held company. Mr. Boehm serves on the compensation committee and is chairman of the audit committee of Rochester Medical Corporation. The entire board of Versa Companies acts as its audit and compensation committees.

     Terrence W. Glarner has served as one of our directors since March 1990. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc. and has been a consultant to North Star Ventures, Inc. and Norwest Venture Capital. Mr. Glarner is also a director of CIMA Labs, Inc., FSI International, Inc., Datakey, Inc. and NVE Corporation, all of which are publicly held companies. Mr. Glarner also serves on the audit and compensation committees of each of these four companies.

     Andrew J. Greenshields served as one of our directors from July 1984 to October 1985, and has continuously served as one of our directors since October 1986. Mr. Greenshields has been President of Pathfinder Venture Capital Funds, an investment company, since September 1980. Mr. Greenshields is also a partner of Pathfinder Partners III, the general partner of Pathfinder Venture Capital Fund III, a Minnesota limited partnership. Pathfinder Venture Capital Funds is also the management company for Pathfinder Venture Capital Fund III. Mr. Greenshields also has been a general partner of Spell Capital Partners since November 1997. Mr. Greenshields is also a director and member of the audit and compensation committees of CNS, Inc., a publicly held company, and a director of Alkota Inc. and Midwest Plastics, Inc., both privately held companies. The entire boards of Alkota Inc. and Midwest Plastics, Inc. act as their own respective audit and compensation committees.

     Douglas L. Hemer has served as one of our directors since 1986, and has served as our Secretary since May 2000 and as our Chief Administrative Officer since March 2001. He served as our Group Vice President from August 1998 to March 2001, as the President of our Poway, California operations from February 1997 to August 1998 and as our Chief Administrative Officer from May 1996 until February 1997. Mr. Hemer was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP for more than 15 years before joining Aetrium. Mr. Hemer is also a director of Versa Companies, a privately held company.

Additional Information About the Board and Its Committees

     General Information. Our board of directors manages our business and affairs. Except for Mr. Levesque and Mr. Hemer, all of our directors are independent directors, as defined by current Nasdaq listing standards and the rules and regulations of the SEC. Our independent directors will hold meetings, referred to as “executive sessions,” at which only the independent directors are present on a regular basis and at least two times each year.

     Our board met or took action in writing five times during the fiscal year ended December 31, 2003. Our board established and maintains an Audit Committee and a Compensation Committee. Each of our directors is expected to make a reasonable effort to attend all meetings of the board, applicable committee meetings and our annual meeting of shareholders. All of our directors attended 75% or more of the aggregate meetings of our board and all such committees on which they served during the fiscal year ended December 31, 2003. All of our directors attended our 2003 annual meeting.

     Audit Committee. The function of the Audit Committee is to review our financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding our financial controls, and confer with our outside independent auditors. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our outside independent auditors. The Audit Committee met six times during the fiscal year ended December 31, 2003. Mr. Glarner, Mr. Greenshields and Mr. Boehm are the current members of the Audit Committee, of which Mr. Boehm is Chairman.

     Compensation Committee. The responsibilities of the Compensation Committee include approving the compensation for those officers who are also directors of Aetrium and setting the terms of and grants of awards under our 1993 and 2003 Stock Incentive Plans. Our 1993 Stock Incentive Plan is referred to in this Proxy Statement as our “1993 Plan,” and our 2003 Stock Incentive Plan is referred to in this Proxy Statement as our “2003 Plan.” The Compensation Committee met or took action in writing three times during the fiscal year ended December 31, 2003. Mr. Glarner, Mr. Greenshields and Mr. Boehm are the current members of the Compensation Committee.

     Board Member Nomination Process. Our board has determined that because of the relatively small size of the board and the value of all directors participating in the process of nominations for board membership, it is in our best interests for the entire board to exercise the responsibilities of nominations for board membership. In lieu of a charter, the board has adopted principles, objectives and requirements in connection with the nomination process that set forth guidelines and procedures for the selection and evaluation of candidates for nomination as board members. We have posted these principles, objectives and requirements on our website at www.aetrium.com.

     In evaluating individual candidates for nomination for board membership, the board will seek out individuals who have, at a minimum, the following attributes:

•	High moral and ethical character;

•	Ready, willing and able to share constructive ideas, make independent decisions, work proactively and constructively with other board members, and devote the time and energy necessary for comprehensive and timely completion of all board member responsibilities; and

•	Adequate education, training and business experience, including knowledge of our business and the semiconductor and semiconductor equipment industries, to understand and make well informed and well reasoned judgments on all matters within the scope of the board’s responsibilities.

     In making nominations for board membership, the board will consider recommendations from a variety of sources, including from shareholders. All recommended candidates will be evaluated under the same criteria. All candidates selected as a nominee for director must be approved by a majority of the independent directors of our board.

     Shareholders wishing to submit a recommendation for board membership may do so by sending a letter to the board, c/o Corporate Secretary, at Aetrium’s address listed above, which is clearly identified as a “Director Nominee Recommendation” and contains the following information:

•	Name of the candidate and a brief biographical sketch and resume of the candidate;

•	Contact information for the candidate and the shareholder making the recommendation;

•	A document evidencing the candidate’s willingness to serve as a director if elected; and

•	A signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

     Shareholders who wish to make a recommendation for a nominee to be included in our proxy statement for our 2005 Annual Meeting of Shareholders must submit their recommendation to our board by December 10, 2004 to assure time for meaningful consideration and evaluation of, and collection of additional information regarding, the nominees by our board.

     Shareholder Communications with Our Board. Any shareholder wishing to send communications to our board may send a letter to the board, c/o Corporate Secretary, at Aetrium’s address listed above. Any such communication must be clearly labeled “Security Holder-Board Communication” and must include a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. All communications that are not unduly hostile, illegal, threatening, reasonably related to Aetrium or its business or are similarly inappropriate will be directed by the Corporate Secretary to the board, or particular board members, not later than the next regularly scheduled meeting of the board. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Compensation of Directors

     Directors’ Fees. Our directors receive no cash compensation for their services as members of our board, although their out-of-pocket expenses incurred on our behalf are reimbursed.

     Option Grants. All of our directors are eligible for grants of options under our 2003 Plan. As disclosed in the Executive Compensation and Other Benefits section below, in December 2003 and pursuant to the 2003 Plan, we granted to Mr. Levesque and Mr. Hemer five-year options to purchase 45,000 and 80,000 shares of our common stock, respectively. Each option has an exercise price of $2.755 per share, the fair market value of our common stock on the date of grant. Also in December 2003, we granted to Mr. Glarner, Mr. Greenshields and Mr. Boehm, as non-employee directors, five-year options to purchase 30,000 shares of common stock each. The exercise price of each of their options is $2.755 per share, the fair market value of the common stock on the date of the grant. All of the options granted vest over four years. Although our board is not obligated to do so, it currently anticipates that it will grant non-statutory stock options to purchase 30,000 shares of common stock to non-employee directors upon their initial election to our board at an exercise price equal to the fair market value of the common stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The table below sets forth information regarding the beneficial ownership of our common stock as of March 1, 2004, unless otherwise noted, by (a) each shareholder who we know owns beneficially more than 5% of our outstanding common stock, (b) each of our directors, nominees for directors and executive officers named in the “Summary Compensation Table” below, and (c) all of our executive officers and directors as a group. The address for all our executive officers and directors is 2350 Helen Street, North St. Paul, Minnesota 55109.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Amount		Percent of Class (2)
Joseph C. Levesque	241,929	(3)	2.5%
Douglas L. Hemer	122,343	(4)	1.3%
Keith E. Williams	251,915	(5)	2.6%
Daniel M. Koch	127,676	(6)	1.3%
John J. Pollock	58,430	(7)	*
Darnell L. Boehm	42,500	(8)	*
Terrence W. Glarner	40,330	(9)	*
Andrew J. Greenshields	27,500	(10)	*
Executive officers and directors as a group (9 persons)	969,244	(11)	9.5%

*	Less than 1%.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of March 1, 2004 are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)	Based on 9,531,494 shares of common stock outstanding as of March 1, 2004.

(3)	Includes options to purchase 133,751 shares of common stock exercisable within 60 days.

(4)	Includes options to purchase 100,730 shares of common stock exercisable within 60 days.

(5)	Includes options to purchase 115,625 shares of common stock exercisable within 60 days.

(6)	Includes options to purchase 95,729 shares of common stock exercisable within 60 days.

(7)	Includes options to purchase 58,292 shares of common stock exercisable within 60 days.

(8)	Includes options to purchase 37,500 shares of common stock exercisable within 60 days.

(9)	Includes options to purchase 22,500 shares of common stock exercisable within 60 days.

(10)	Includes options to purchase 22,500 shares of common stock exercisable within 60 days.

(11)	Includes options to purchase 627,272 shares of common stock exercisable within 60 days.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2003. The executive officers named in the chart below are referred to in this Proxy Statement as our “named executive officers.”

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation
				Securities
Name and				Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)(1)	Options(#)	Compensation($)(2)
Joseph C. Levesque	2003	$186,923	$0	45,000	$0
President and Chief	2002	180,000	0	30,000	0
Executive Officer	2001	212,308	0	75,000	875

Douglas L. Hemer	2003	$144,615	$0	80,000	$0
Chief Administrative	2002	140,000	0	30,000	0
Officer and Secretary	2001	158,846	0	25,000	919

Daniel M. Koch	2003	$128,635	$12,000	85,000	$0
Vice President—	2002	131,750	0	20,000	0
Worldwide Sales	2001	144,269	0	20,000	836

Keith E. Williams	2003	$130,962	$0	60,000	$0
President—	2002	127,500	0	60,000	0
Dallas Operations	2001	140,481	0	15,000	1,144

John J. Pollock	2003	$104,077	$3,300	62,000	$0
VP, General Manager—	2002	99,000	0	48,000	0
North St. Paul Operations	2001	104,923	0	15,000	634

(1)	Represents bonuses payable pursuant to our sales incentive program, which applies to certain personnel participating in sales and marketing activities.

(2)	Represents amounts of matching contributions we made to the named executive officers’ respective 401(k) accounts.

Option Grants

     The following table summarizes option grants we made to our named executive officers during fiscal year 2003 and the potential realizable value of such options.

Option Grants in Fiscal Year 2003

					Potential Realizable Value
					at Assumed Annual Rates of
	Number of				Stock Price Appreciation
	Securities Underlying	% of Total Options Granted	Exercise or		for Option Term (2)
	Options	to Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year 2003	($/Share)	Date	5% ($)	10% ($)
Joseph C. Levesque	45,000	6.4%	$2.755	12/18/08	$34,252	$75,688
Douglas L. Hemer	80,000	11.4%	$2.755	12/18/08	$60,892	$134,556
Daniel M. Koch	85,000	12.1%	$2.755	12/18/08	$64,698	$142,966
Keith E. Williams	60,000	8.5%	$2.755	12/18/08	$45,669	$100,917
John J. Pollock	62,000	8.8%	$2.755	12/18/08	$47,192	$104,281

(1)	The above options were granted under our 2003 Plan. The options granted to each named executive officer vest in 1/48th increments each month beginning the month after the date of grant. The payment of an option exercise price may be made either in cash or, subject to the discretion of the Compensation Committee, in shares of our common stock. Our 2003 Plan provides that, in the event we experience a “change in control,” then, unless otherwise provided by the Compensation Committee, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the company or any of our subsidiaries. For purposes of the 2003 Plan, a “change in control” will be deemed to have occurred upon:

•	a sale or other transfer of substantially all of our assets to an entity we do not control;

•	a merger or consolidation to which we are a party if, after such merger or consolidation, our shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation’s outstanding voting securities;

•	any person becoming the beneficial owner of 40% or more of the combined voting power of our outstanding securities; or

•	a change in the composition of our board such that the individuals constituting the board on the effective date of the 2003 Plan cease for any reason to constitute at least a majority of our board (with exceptions for individuals who are nominated or otherwise approved by the current board).

(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of our common stock, overall market conditions and the executive’s continued involvement with us. The amounts represented in this table will not necessarily be achieved.

Option Exercises and 2003 Year-End Option Values

     None of our named executive officers exercised any options during fiscal year 2003. The following table summarizes the number and value of options held by our named executive officers as of December 31, 2003.

2003 Year-End Option Values

	Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options at		In-The-Money Options
	December 31, 2003(#)		at December 31, 2003($)(1)(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph C. Levesque	125,832	59,168	$134,824	$28,826
Douglas L. Hemer	88,645	96,355	$60,574	$43,351
Daniel M. Koch	83,436	101,564	$38,371	$49,004
Keith E. Williams	131,041	93,959	$60,822	$53,553
John J. Pollock	49,875	82,125	$51,442	$50,323

(1)	Based on the December 31, 2003 closing price of our common stock of $3.17.

(2)	The “Value of Unexercised Options” amounts are calculated based on the excess, if any, of the market value of our common stock at the end of our last completed fiscal year over the exercise price. The exercise price of options may be paid in cash or, in the discretion of the Compensation Committee, in shares of our common stock valued at fair market value on the day prior to the date of exercise. In addition, at the discretion of the Compensation Committee, the exercise price of options granted may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

Securities Authorized for Issuance Under Equity Compensation Plans

     We currently maintain two compensation plans for the issuance of our common stock: our 1993 Plan and our 2003 Plan. Each of these Plans was approved by our shareholders. Our 1993 Plan terminated on June 8, 2003. We may not grant any additional incentive awards under the 1993 Plan, but all incentive awards that were outstanding when the plan terminated may continue to be exercised, or become free of restrictions, according to their terms. The following table sets forth information as of December 31, 2003, regarding the number of shares of our common stock that may be issued under our 1993 Plan and 2003 Plan.

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under equity
	Number of securities to be	Weighted-average	compensation plans
	issued upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected
Plan category	warrants and rights	warrants and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)	1,895,299	$3.09	283
Equity compensation plans not approved by shareholders	—	—	—
Total	1,895,299	$3.09	283

(1)	As of March 1, 2004, options to purchase an aggregate of 1,091,851 shares were outstanding under our 1993 Plan and options to purchase an aggregate of 681,950 shares were outstanding under our 2003 Plan. The number of shares available for future awards under the 2003 Plan will depend upon the maximum number of shares available for issuance on the date of grant as calculated pursuant to the 2003 Plan. Under the 2003 Plan, the maximum number of shares of common stock for which options may be granted at any time is equal to 20% of the total number of shares of common stock then outstanding less the total number of shares of common stock then issuable upon exercise of all conversion rights, options and other rights to acquire shares of common stock then outstanding (other than the options being granted), which number was 283 on December 31, 2003. Incentive awards relating to more than 200,000 shares in the aggregate, however, cannot be granted to any participant during any fiscal year, except that a participant may be granted incentive awards for up to 400,000 shares of common stock during the fiscal year that he or she is first elected as an officer, hired as an employee, retained as a consultant or promoted to a position of increased responsibility. Furthermore, no more than 250,000 shares may be granted as restricted stock awards, stock bonuses or under performance units, and no more than 1,050,000 shares may be issued pursuant to the exercise of incentive stock options, under the 2003 Plan.

Employment and Change of Control Agreements

     Effective as of April 1, 1986, we entered into an employment agreement with Joseph C. Levesque to serve as our President and Chief Executive Officer. This employment agreement has no stated term. The employment agreement provides that we will review Mr. Levesque’s performance and compensation package on an annual basis and make such adjustments to his compensation package as we deem appropriate. The employment agreement provides that Mr. Levesque may voluntarily terminate his employment with three months’ written notice to us. The employment agreement also provides that if Mr. Levesque’s employment is involuntarily terminated (including by reason of death or disability, but excluding for cause), we will pay Mr. Levesque six months’ salary as severance pay. Any severance pay provided to Mr. Levesque pursuant to the terms of this employment agreement will be made according to our standard payroll practices and policies.

     Effective as of January 6, 2004, we entered into Change of Control Agreements with certain of our high-level executives, including all of the named executive officers, that provide severance pay and other benefits in the event of a change of control. The Agreements provide for severance payments of two times the executive’s annual base salary in the event the executive’s employment is terminated, either voluntarily with “good reason” or involuntarily, during the two-year period following a change in control. An executive receiving severance payments is also entitled to reimbursement of the employer portion of group medical and group dental premiums under COBRA continuation coverage. In addition, the Agreements provide for immediate vesting of all unvested options outstanding to the executive upon a change in control. Severance payments to Mr. Levesque under his Change of Control Agreement would be in lieu of any severance otherwise due Mr. Levesque under his employment agreement discussed above.

     For purposes of the Change of Control Agreements, a change of control would be deemed to have occurred upon:

•	The sale or other transfer of all or substantially all of our assets;

•	The approval by our shareholders of a liquidation or dissolution of the company;

•	Any person, other than a bona fide underwriter, becomes the owner of more than 40% of our outstanding shares of common stock;

•	A merger, consolidation or exchange involving the company, but only if our shareholders prior to such transaction own less than 65% of the combined voting power of the surviving or acquiring entity following the transaction; or

•	The current members of our board, or future members of our board who were approved by at least a majority of our current board, cease to constitute at least a majority of the board.

Stock Performance Graph

     In accordance with the rules of the SEC, the following performance graph compares for the five-year period ending on December 31, 2003, the yearly cumulative total shareholder return on our common stock on the Nasdaq National Market with the yearly cumulative total return over the same period with the Nasdaq Stock Market (U.S. Companies) Index and a Media General Semiconductor and Equipment Index. Zacks Investment Research, Inc. prepared the data points and the performance graph. The comparison assumes a $100 investment in our common stock, the Nasdaq Stock Market (U.S. Companies) Index and the Media General Index on December 31, 1998, with reinvestment of all dividends.

ASSUMES $100 INVESTED ON DEC. 31, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Aetrium Incorporated	$100.00	$59.94	$25.00	$13.18	$7.00	$28.82
Media General Index	100.00	288.51	180.78	207.99	125.31	219.95
Nasdaq Market Index	100.00	180.84	114.51	88.39	61.85	93.29

Compensation Committee Interlocks and Insider Participation

     Terrence W. Glarner, Andrew J. Greenshields and Darnell L. Boehm, each of whom is a member of our board of directors, served as members of the board’s Compensation Committee during fiscal year 2003. Mr. Boehm served as our Chief Financial Officer and Secretary from 1986 until May 2000. No executive officer of ours serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board or Compensation Committee.

Compensation Committee Report on Executive Compensation

     Membership and Role of the Compensation Committee. The Compensation Committee consists of three non-employee directors, each of whom is independent as defined under the Nasdaq listing standards and by the SEC. The Compensation Committee approves the compensation for our executive officers who also serve as directors of Aetrium, and acts on such other matters relating to their compensation as it deems appropriate. During fiscal year 2003, Mr. Levesque, our Chairman of the Board, President and Chief Executive Officer, and Mr. Hemer, our Chief Administrative Officer and Secretary, were the only executive officers who were also directors of the company. Beginning January 2004, the Compensation Committee also approves the compensation for our other executive officers and acts on such other matters relating to their compensation as it deems appropriate. Until 2004, Mr. Levesque, as our President and Chief Executive Officer, established the compensation of all of our other executives. With respect to all eligible recipients except members of the Compensation Committee, the Compensation Committee also administers our 1993 and 2003 Plans and determines the participants in the 2003 Plan and the amount, timing and other terms and conditions of awards under these Plans. The board as a whole exercises these responsibilities with respect to members of the Compensation Committee as eligible recipients under these Plans.

     Compensation Philosophy and Objectives. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with corporate performance and the performance of the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of our executive compensation program are to:

•	reward the achievement of desired corporate and individual performance goals;

•	provide compensation that enables us to attract and retain key executives; and

•	provide compensation opportunities that are linked to our performance and that directly link the interests of executives with the interests of our shareholders.

     Our executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including corporate performance, both separately and in relation to other companies competing in our markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, our historical compensation levels and stock awards, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term corporate and individual performance.

     Executive Compensation Program Components. Our executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of our compensation program are discussed more fully below.

     Base Salary. Base salary levels of executives, including our Chief Executive Officer, are determined by the potential impact of the individual on the company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. Base salaries for executives are generally evaluated and adjusted annually. The Compensation Committee has the discretionary authority to adjust such base level salaries based on our actual and projected performance, including factors related to revenue and profitability. Consistent with our philosophy of keeping executive salaries at reduced levels during periods of operating losses, effective July 2001 we reduced the base salaries of our executive officers by 15 to 25% due to declining revenue levels and operating losses at the company and generally across our industry. A portion of the percentage reductions was reinstated in the fourth quarter of 2003 and the remainder was reinstated in the first quarter of 2004. In considering the performance of Aetrium in fiscal year 2003 in relation to the performance of companies in our industry generally, we feel that the current compensation levels of our Chief Executive Officer and other executive officers are appropriate.

     Bonuses. We may also pay bonuses to executive officers, including our Chief Executive Officer, as part of our executive compensation program. In fiscal years 2001-2003, as a result of declining and continued low revenue levels and operating losses at the company and generally across our industry, we paid no bonuses to our executive officers except for bonuses under our sales incentive program established in 2003 for certain personnel participating in marketing and sales activities. Under that program, participating employees are paid daily rates for qualifying travel as bonuses in addition to their base salaries. Daniel M. Koch, Vice President, Worldwide Sales, and John J. Pollock, Vice President and General Manager, North St. Paul Operations, received aggregate bonuses in 2003 under the program of $12,000 and $3,300, respectively.

     Long-Term Incentive Compensation. We use stock options to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of our shareholders. The number of stock options we granted to executives, including our Chief Executive Officer, is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options we have previously granted and individual and corporate performance during the year. For further detail regarding the options granted to our named executive officers, reference the section regarding “Option Grants” contained in this Proxy Statement.

     Section 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe we will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Compensation Committee

Terrence W. Glarner
Andrew J. Greenshields
Darnell L. Boehm

Audit Committee Report

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

     Membership and Role of the Audit Committee. The current members of the Audit Committee are Mr. Glarner, Mr. Greenshields and Mr. Boehm. Mr. Boehm serves as Chairman of the Audit Committee. All members of the Audit Committee are independent as defined under the Nasdaq listing standards and the rules and regulations of the SEC. The board has determined that all members of the Audit Committee are audit committee financial experts, as defined by the SEC.

     The Audit Committee operates under a written charter adopted by our board. Our amended and restated Audit Committee Charter is included as Appendix A to this Proxy Statement. The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal and disclosure controls that management and the board have established, and the audit process, and by overseeing our accounting and financial reporting processes, the audits of our financial statements, and our independent auditors. The Audit Committee’s primary duties and responsibilities are to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors;

•	approve all engagements of our independent auditors to render audit or non-audit services prior to such engagement, or pursuant to policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management;

•	evaluate our quarterly financial performance as well as our compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	review and determine approval of all related party transactions required to be described by us under SEC rules and regulations;

•	establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigate any matter brought to its attention within the scope of its duties; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, counsel, internal audit personnel and our board.

     All services provided by our independent auditors, PricewaterhouseCoopers LLP, are subject to pre-approval by our Audit Committee. The Audit Committee’s pre-approval policies and procedures are described below under the caption “Independent Auditors—Pre-Approval Policies and Procedures.”

     Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2003. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee determined that the income tax preparation and consulting services provided by PricewaterhouseCoopers LLP to us during fiscal year 2003 were compatible with maintaining the independence of that firm.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Audit Committee

Terrence W. Glarner
Andrew J. Greenshields
Darnell L. Boehm

INDEPENDENT AUDITORS

Selection of Independent Auditors

     We have selected PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004. We do not intend to request that the shareholders approve this selection. We have requested and expect, however, one or more representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

     All services provided by our independent auditors, PricewaterhouseCoopers LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by PricewaterhouseCoopers LLP in the event there is a need for such approval prior to the next full Audit Committee meeting. The Audit Committee has also adopted policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management under which management may engage PricewaterhouseCoopers LLP to render audit or non-audit services. Any interim approval given by an Audit Committee member and any such engagement by management must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on PricewaterhouseCoopers LLP’s independence. The Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP in fiscal 2003.

Audit and Non-Audit Fees

     The following table presents aggregate fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for fiscal years 2002 and 2003, and fees billed for all other services rendered by PricewaterhouseCoopers LLP in 2002 and 2003. Other than as set forth below, no other professional services were rendered or fees billed by PricewaterhouseCoopers LLP during fiscal years 2002 or 2003.

Services Rendered	2003 Fees	2002 Fees
Audit Fees (1)	$80,135	$77,519
Audit-Related Fees (2)	$4,200	$20,100
Tax Fees (3)	$26,818	$29,525
All Other Fees	$0	$0

(1)	These fees include the audit of our annual financial statements for fiscal years 2003 and 2002 and the review of our financial statements included in our Quarterly Reports on Form 10-Q for fiscal years 2003 and 2002.

(2)	These fees were related to consultations regarding financial accounting and reporting issues in fiscal year 2003 and to consultations regarding financial accounting and reporting issues and assistance in responding to a comment letter received from the Securities and Exchange Commission regarding our periodic filings in fiscal year 2002.

(3)	These fees were for the preparation of federal and state tax returns and tax advice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We purchase machined parts from two partnerships controlled by WEB Technology Inc., also referred to as WEB. One of the partnerships, which is owned 77% by WEB, supplied us with approximately $84,000 of machined parts in fiscal year 2003. The other partnership, which is owned 76.9% by WEB, and 2.6% by Keith E. Williams, President of our Dallas operation, supplied us with approximately $153,000 of machined parts in fiscal year 2003. In addition to Mr. William’s direct ownership in the second partnership, Mr. Williams owns an 11.8% interest in WEB. These transactions were reviewed and approved by our Audit Committee.

     We believe that the above transactions between us and our officers and affiliates have been on terms no less favorable than we could have obtained from unaffiliated third parties. Any future transactions with officers, directors or 5% beneficial shareholders of our common stock will be on terms no less favorable than we could obtain from unaffiliated third parties.

CODE OF ETHICS

     Effective February 18, 2004, the board formally adopted a Code of Business Conduct and Ethics, which covers a wide range of business practices and procedures and is intended to ensure to the greatest extent possible that Aetrium’s business is conducted in a consistently legal and ethical manner. The Code is consistent with how we have always conducted our business, and applies to all of our directors, officers and other employees, including our principal executive officer and principal financial and accounting officer. We have posted the Code on our website at www.aetrium.com. We have also filed a copy of the Code with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We intend to promptly disclose any grant of waivers from or amendments to a provision of the Code on our website following such amendment or waiver.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to us and written representations, we believe that for the year ended December 31, 2003, none of our directors, executive officers or beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act except as follows.

     Due to a misinterpretation of recently amended filing requirements regarding stock option issuances, each of our directors, named executive officers and Paul H. Askegaard, our Treasurer, failed to timely file Form 4s for stock options granted under our 2003 Plan on December 18, 2003. Form 4s for these options for each of these persons were filed on February 6, 2004.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Shareholder proposals intended to be presented in our proxy materials relating to our next Annual Meeting of Shareholders must be received by us at our principal executive offices on or before December 10, 2004, and must satisfy the requirements of the proxy rules promulgated by the SEC.

     A shareholder who wishes to make a proposal at our next Annual Meeting without including the proposal in our proxy materials must notify us by February 23, 2005. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxy card solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

     We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

     WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, TO EACH PERSON WHO WAS A SHAREHOLDER OF AETRIUM AS OF MARCH 31, 2004, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

By Order of the Board of Directors
/s/ Joseph C. Levesque
Joseph C. Levesque
Chairman of the Board,
President and Chief Executive Officer

April 6, 2004
North St. Paul, Minnesota

Appendix A

AETRIUM INCORPORATED
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
(Effective January 1, 2004)

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal and disclosure controls that management and the Board of Directors have established, and the audit process, and by overseeing the accounting and financial reporting processes of the company, the audits of the financial statements of the company, and the company’s independent auditors.

Committee Membership. The membership of the Audit Committee will consist of at least three members of the Board of Directors, who will serve at the pleasure of the Board of Directors.

•	Each member of the Audit Committee must qualify as independent under applicable Nasdaq, Securities and Exchange Commission (SEC) and Public Company Accounting Oversight Board rules and regulations (Applicable Rules), and must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

•	An Audit Committee member may not accept directly or indirectly any consulting, advisory or other compensatory fee from the company. Indirect acceptance by a member of the Audit Committee of any consulting, advising or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild, or a child or step child sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or an executive officer, or occupies a similar position (except for limited partners, non-managing members and those occupying similar positions who, in each case, have no role in providing services to the company) and which provides accounting, consulting, legal, investment banking or financial advisory services to the company or any subsidiary.

•	An Audit Committee member may not be an affiliated person of the company. An affiliated person means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the company. Control means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. A person will be deemed not to be in control of a specified person if the person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person, and is not an executive officer of the specified person. An executive officer of an affiliate, a director who is an employee of an affiliate, a general partner of an affiliate, and a managing member of an affiliate will be deemed to be affiliates.

•	Each member of the Audit Committee must (i) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the part three years; and (ii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

•	At least one member of the Audit Committee must be an Audit Committee financial expert or otherwise have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

•	Each member of the Audit Committee meeting the following criteria will be an Audit Committee financial expert within the meaning of the Applicable Rules:

•	The member has the following attributes:

•	An understanding of generally accepted accounting principles (GAAP) and financial statements;

•	The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting principles that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

•	The member acquired such attributes through:

•	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	Other relevant itemized experience.

Committee Authority, Responsibilities and Duties. In meeting its responsibilities, the Audit Committee will:

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company, including ultimate authority to approve all audit engagement fees and terms. The company’s independent auditors will report directly to the Audit Committee.

•	Engage from time to time only public accounting firms to act as independent auditors that are registered public accounting firms and independent of the company within the meaning of the Applicable Rules and require such firms to maintain such status during the term of engagement. The Audit Committee will ensure its receipt from the company’s independent auditors of a formal written statement delineating all relationships between the independent auditors and the company, consistent with Independence Standards Board Standard 1, and the Audit Committee will actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to oversee the independence of the company’s independent auditors.

•	Approve all engagements of the company’s independent auditors to render audit or non-audit services prior to such engagement, except that the company may engage its independent auditors to render audit or non-audit services pursuant to policies and procedures that the Audit Committee may establish from time to time that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management. Management will promptly inform the Audit Committee of all engagements pursuant to such policies and procedures.

•	Not engage the independent auditors during the audit and professional engagement period to perform any of the following non-audit services for the company:

•	Bookkeeping or other services related to the accounting records or financial statements of the company, including maintaining or preparing the company’s accounting records, preparing the company’s financial statements that are filed with the SEC or that form the basis for the company’s financial statements filed with the SEC, and preparing or originating source data underlying the company’s financial statements;

•	Financial information systems design and implementation, including directly or indirectly operating, or supervising the operation of, the company’s information system or managing the company’s local area network, and designing or implementing a hardware or software system that aggregates source data underlying financial statements or generates information that is significant to the company’s financial statements or other financial information systems taken as a whole;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions;

•	Human resources, including searching for or seeking out candidates for managerial, executive or director positions, engaging in psychological testing or other formal testing or evaluation programs, undertaking reference checks of prospective candidates for an executive or director position, acting as a negotiator for the company, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment, or recommending, or advising the company to hire, a specific candidate for a specific job (except that the independent auditors may, upon request by the company, interview candidates and advise the company on the candidate’s competence for financial accounting, administrative or control positions);

•	Broker-dealer, investment adviser or investment banking services;

•	Legal services; or

•	Expert services unrelated to the audit: providing an expert opinion or other expert advise to the company or the company’s legal representative for the purpose of advocating the company’s interests in litigation or in a regulatory or administrative proceeding or investigation, other than providing factual accounts, including in testimony, of work performed or explaining the positions taken or the conclusions reached during the performance of any service provided by the independent auditors for the company.

•	Meet with the financial management of the company, and as appropriate the independent auditors, to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the company’s financial and accounting personnel the adequacy and effectiveness of the accounting, financial and disclosure controls of the company, and elicit any recommendations for the improvement of such internal and disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Review and determine approval of all related party transactions required to be described by the company under Securities and Exchange Commission Regulation S-K, Item 404.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Review legal and regulatory matters that may have a material impact on the company’s financial statements, related company compliance policies, and programs and reports received from regulators.

•	Review the audited financial statements with management and the independent auditors. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any changes in accounting principles. Recommend to the Board of Directors as to whether the audited financial statements be included in the annual report to shareholders on Form 10-K for filing with the SEC.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee, with and without members of management present. Among items to be discussed in these meetings are:

•	All critical accounting policies and practices to be used;

•	All alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

•	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

•	The independent auditors’ evaluation of the company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

•	Matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented;

•	The independence of the independent auditors; and

•	The written disclosures and letter required by the Independence Standards Board Standard No. 1, as modified or supplemented.

•	Prepare a report, for inclusion in the company’s proxy statements relating to shareholder meetings at which directors are to be elected, that describes the Audit Committee’s composition and responsibilities, and how they were discharged. Such report will state whether:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented;

•	The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with the independent auditors the auditors’ independence;

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10K for filing with the Securities and Exchange Commission.

•	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

•	Investigate any matter brought to its attention within the scope of its duties. Engage independent counsel and other advisers, as it determines necessary to carry out its duties.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Review and reassess this charter for adequacy on an annual basis.

Funding. The Audit Committee is authorized to cause the company to provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to public accounting firms engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company, compensation to any advisers employed by the Audit Committee and determined necessary by the Audit Committee to carry out its duties, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

AETRIUM INCORPORATED

ANNUAL PROXY CARD

This Proxy is solicited by the Board of Directors

     The undersigned hereby appoints JOSEPH C. LEVESQUE and DOUGLAS L. HEMER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Aetrium Incorporated held of record by the undersigned on March 31, 2004, at the Annual Meeting of Shareholders to be held on May 19, 2004, or any adjournment thereof.

1.	ELECTION OF DIRECTORS. The Board recommends a vote FOR the following nominees.

	Name of Nominee	For	Withhold
01	JOSEPH C. LEVESQUE	☐	☐
02	DARNELL L. BOEHM	☐	☐
03	TERRENCE W. GLARNER	☐	☐
04	ANDREW J. GREENSHIELDS	☐	☐
05	DOUGLAS L. HEMER	☐	☐

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:        ,2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

B-1